UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 13, 2006 (April 10, 2006)
GAMESTOP CORP.

(Exact Name of Registrant as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-32637	20-2733559

(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, Texas	76051

(Address of Principal Executive Offices)	(Zip Code)
(817) 424-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 10, 2006, GameStop Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. (the “Underwriter”) and Leonard Riggio and EB Nevada Inc. (collectively, the “Selling Stockholders”), relating to the sale by the Selling Stockholders of an aggregate of 6,500,000 shares of the Company’s Class A common stock, par value $.001 per share (the “Class A common stock”), at an offering price to the public of $47.00 per share. EB Nevada Inc. is a corporation indirectly owned by James J. and Agnes C. Kim and related trusts, and is selling 5,000,000 shares of the Company’s Class A common stock. Leonard Riggio is selling 1,500,000 shares of the Company’s Class A common stock. Mr. Kim and Mr. Riggio are directors of the Company. After the transaction, EB Nevada Inc. continues to own 8.6% of the Company’s Class A common stock and Mr. Riggio continues to be a beneficial owner of approximately 6.3% of the Company’s Class A common stock and 17.2% of the Company’s Class B common stock. The Company is not selling any shares in this offering and will receive no proceeds from these sales.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholders, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The Company, the Selling Stockholders and the Company’s executive officers and directors have agreed with the Underwriter not to sell, dispose of or hedge any shares of the Company’s Class A common stock or securities convertible into Class A common stock, subject to specified exceptions, for 45 days after the date of the Underwriting Agreement.
The Underwriting Agreement (which includes the form of lock-up agreement as Exhibit A) is filed as Exhibit 1.1 to this Report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit, and the Underwriting Agreement is incorporated herein by reference. The Underwriting Agreement is filed with reference to and is hereby incorporated by reference into the automatically effective Registration Statement on Form S-3ASR (File No. 333-133171) of the Company filed with the Securities and Exchange Commission on April 10, 2006.
The Underwriter and certain of its affiliates have in the past provided, and may in the future provide, investment banking and other financial and banking services to the Company for which it has in the past received, and may in the future receive, customary fees.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
1.1	Underwriting Agreement, dated April 10, 2006, among GameStop Corp., the selling stockholders named therein and Citigroup Global Markets Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.

Date: April 13, 2006
	By:	/s/ David W. Carlson

Name: David W. Carlson
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
1.1	Underwriting Agreement, dated April 10, 2006, among GameStop Corp., the selling stockholders named therein and Citigroup Global Markets Inc.

4